                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Spire Corporation
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                               SPIRE CORPORATION
                               ONE PATRIOTS PARK
                       BEDFORD, MASSACHUSETTS 01730-2396

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                      1995 ANNUAL MEETING OF STOCKHOLDERS

     The 1995 Special Meeting in Lieu of Annual Meeting of Stockholders ("Meeting") of Spire Corporation ("Company") will be held at Spire Corporation, One Patriots Park, Bedford, Massachusetts, on Thursday, June 1, 1995, at 10:00 a.m., to consider and act upon the following matters:

     1. To fix the number of directors at seven and to elect six directors to serve for the ensuing year, leaving one vacancy; and

     2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments of the Meeting.

     Stockholders of record at the close of business on April 14, 1995, are entitled to receive Notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors


                                            JEFFREY A. BERNFELD
                                            Jeffrey A. Bernfeld, Clerk


  April 26, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               SPIRE CORPORATION
                               ONE PATRIOTS PARK
                       BEDFORD, MASSACHUSETTS 01730-2396

              PROXY STATEMENT FOR 1995 SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Spire Corporation ("Company") for use at the Special Meeting in Lieu of 1995 Annual Meeting of Stockholders ("Meeting") to be held on June 1, 1995, and at any adjournments thereof.

     This Proxy Statement and the accompanying Proxy Card and Annual Report are being mailed to stockholders on or about April 26, 1995.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that there shall be not less than three directors, with the exact number to be fixed by the stockholders at the Meeting. The Board of Directors has recommended that the number of directors be fixed at seven and has nominated the following six persons for election as directors of the Company ("Directors"), leaving one vacancy: A. John Gale, Carl N. Graf, Udo Henseler, Roger G. Little, Roger W. Redmond, and John A. Tarello. Each Director will be elected to hold office until the next Annual Meeting of Stockholders and until a successor is duly elected and qualified.

     Unless otherwise instructed, the persons named in the proxy will vote to fix the number of Directors at seven and to elect the six nominees named above as Directors, leaving one vacancy. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a Director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than six Directors.

     The Company's By-Laws provide that the vacancy on the Board may be filled by majority vote of the elected Directors. No individual has been identified or nominated for that vacancy as of the date of this Proxy Statement.

     The following information summarizes the recent business experience and qualifications of each nominee for Director:

     A. JOHN GALE, 80, has been President of Ion Optics, Incorporated, of Stoneham, Massachusetts, a high technology materials processing firm, since 1969. Mr. Gale has been a Director of the Company since 1969 and was Chairman of the Board of Directors of the Company from 1969 to 1983.

     CARL N. GRAF, 68, was President and Chief Operating Officer of W.R. Grace & Co., New York, New York, a manufacturer of chemical products, from 1981 until his retirement in January, 1987. He is now an investment and industrial management consultant. Mr. Graf serves as a Director of LeaRonal, Inc. He was elected a Director of the Company in 1987.

     UDO HENSELER, Ph.D., 55, is Senior Vice President, Chief Financial Officer and a Director of Andrx Corporation, Fort Lauderdale, Florida, a pharamaceutical developer, distributor and manufacturer. Dr. Henseler joined Andrx in 1993. Prior to that time, he was Vice President, Chief Financial Officer, and Executive Committee Member of Coulter Corporation, Miami, Florida, a manufacturer of medical technology products, from 1986 until 1992. Dr. Henseler was elected to the Board of Directors of the Company in 1992.

     ROGER G. LITTLE, 54, is Chairman of the Board of Directors, Chief Executive Officer, and President of the Company. Mr. Little has been the President and a Director of the Company since its founding in 1969. He is a former member of the Secretary of Energy's Advisory Board and the former Chairman of the Solar Energy Industries Association.

     ROGER W. REDMOND, 41, is an officer and acts as Managing Director of Piper Jaffray, Inc., a Minneapolis, Minnesota-based investment banking firm. He has held these positions since March of 1984. Mr. Redmond was designated a Chartered Financial Analyst in 1988. Mr. Redmond was elected a Director of the Company in 1991.

     JOHN A. TARELLO, 63, has been Senior Vice President of Analogic Corporation, Peabody, Massachusetts, a manufacturer of diagnostic and measurement instruments and medical, industrial, and other electronics equipment, since 1980 and was elected Treasurer and Chief Financial Officer of Analogic in 1985. Mr. Tarello has been a Director of the Company since 1970, and a director of Analogic Corporation since 1979.

     The Board of Directors recommends a vote FOR fixing the number of Directors at seven and for electing the six Directors listed above, leaving one vacancy.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     The Board of Directors of the Company held 4 meetings during 1994. Each Director then serving attended 75% or more of such Board meetings and at least 75% of the meetings of the Committee(s) of which he is a member, if any. The Board has established Audit, Compensation, and Directors' Stock Option Committees. The members of the Audit Committee are Messrs. Gale, Graf, and Tarello. The Compensation and Directors' Stock Option Committees are comprised of Messrs. Gale and Little. The Company does not have a Nominating Committee.

AUDIT COMMITTEE

     The Audit Committee provides a direct line of communication between the Board of Directors and the Company's independent certified public accountants. The Committee's functions include: reviewing the scope and results of the audit by such independent accountants; discussing the recommendations of the auditors, if any, with respect to the Company's financial practices and procedures; and reviewing the Company's internal auditing procedures, controls, and personnel. The Audit Committee held 1 meeting in 1994.

COMPENSATION COMMITTEE

     The Compensation Committee's principal functions are to make recommendations to the Board of Directors with respect to executive compensation, bonuses, and employee benefit plans, and to administer the Company's 1985 Incentive Stock Option Plan and Non-Incentive Stock Option Plan. The Compensation Committee acted twice by unanimous written consent without meeting in 1994.

DIRECTORS' OPTION COMMITTEE

     The Directors' Option Committee's principal function is to administer the Directors' Stock Option Plan. The Directors' Option Committee held no meetings in 1994.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1994 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that one report covering one transaction was filed late by Mr. Gale.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, $.01 par value ("Common Stock") by each person known to the Company to own 5% or more of the Common Stock, individual Directors, the Chief Executive Officer, the Company's four most highly compensated executives other than the Chief Executive Officer who were serving as executive officers on December 31, 1994, one former executive officer, and Directors and executive officers as a group. The information provided reflects stock and exercisable option ownership (including options exercisable within sixty (60) days) on February 28, 1995.

                                                      NUMBER OF SHARES
                                                       OF COMMON STOCK        PERCENTAGE OF
                   BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)     COMMON STOCK
                   ----------------                 ---------------------     -------------
     Jeffrey A. Bernfeld..........................            7,600(2)              *
     Ghazi Darkazalli.............................           13,334(2)              *
     A. John Gale.................................            7,250(3)              *
     Carl N. Graf.................................            2,250(3)              *
     Udo Henseler.................................            1,750(3)              *
     Richard S. Gregorio..........................           17,000(2)              *
     Roger G. Little..............................        1,460,125(4)            47.61
     Patrick N. McDonnell.........................                0(2)             N.A.
     Roger W. Redmond.............................            2,200(5)              *
     Piran Sioshansi..............................           55,750(2)             1.78
     John A. Tarello..............................            6,250(3)              *
     Dimensional Fund Advisors, Inc...............          160,400(6)             5.23
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
     Directors and Executive Officers.............        1,573,509(7)            49.91
     as a group (10 persons on February 28, 1995,
     including those named above)

- - ---------------

  * Denotes ownership of less than 1% of the Company's outstanding Common Stock.

(1) Unless otherwise noted, the named stockholder has sole voting and investment power with respect to the shares of Common Stock listed opposite his or its name.

(2) Includes exercisable options to purchase Common Stock in the following amounts for each named officer: Mr. Bernfeld (7,500); Dr. Darkazalli (13,334); Mr. Gregorio (17,000); and Dr. Sioshansi (48,750). Mr. McDonnell's options expired when he left the Company during 1994.

(3) Includes exercisable options to purchase 2,250 shares of Common Stock owned by Messrs. Graf and Tarello, exercisable options to purchase 1,750 shares of Common Stock owned by Dr. Henseler and exercisable options to purchase 1,000 shares of Common Stock owned by Mr. Gale.

(4) Includes 1,459,000 held in a trust of which Mr. Little is the beneficiary and exercisable options to purchase 1,125 shares owned by Mr. Little's wife, with respect to which Mr. Little disclaims beneficial ownership.

(5) Includes 200 shares held by Mr. Redmond as guardian for his minor children and exercisable options to purchase 2,000 shares of Common Stock.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 160,400 shares of Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company; or in a series of the DFA Investment Trust Company, a Delaware business trust; or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans; all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all shares of the Company's Common Stock. All information concerning Dimensional is derived from the Form 13G filed by Dimensional with the Securities and Exchange Commission.

(7) Includes exercisable options to purchase 81,159 shares of Common Stock (including those set forth above).

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company. All executive officers have been elected to serve until the Board meeting following the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

    EXECUTIVE OFFICER       AGE                      POSITIONS HELD
    -----------------       ---                      --------------
Jeffrey A. Bernfeld......    37    Vice President, General Counsel, and Clerk
Ghazi Darkazalli.........    49    Vice President, Photovoltaics
Richard S. Gregorio......    39    Vice President, Chief Financial Officer,
                                   Treasurer, Principal Accounting Officer, and
                                   Assistant Clerk
Roger G. Little..........    54    Chief Executive Officer, Chairman of the Board,
                                   and President
Piran Sioshansi..........    49    Vice President, Biomaterials

     Mr. Little has an employment contract with the Company for a ten-year term ending October 3, 2003, unless earlier terminated by either party as provided in the agreement. Messrs. Bernfeld, Darkazalli, Gregorio, and Sioshansi were elected to their respective offices by the Directors on May 19, 1994 to hold their offices until the next regular meeting of the Board of Directors following the Annual Meeting of Stockholders and until their successors are elected and qualified.

     Mr. Bernfeld joined the Company in 1992 after having served as co-founder and managing director of Global Solutions, Inc., a Wellesley, Massachusetts international marketing consulting firm from 1991 to 1992; and as Vice President and General Counsel of The Mediplex Group, Inc., a Wellesley, Massachusetts health care services provider from 1988 to 1990.

     Dr. Darkazalli has been a Vice President of the Company since 1984.

     Mr. Gregorio joined the Company in 1977 and has served in a number of accounting and finance positions. He was named Principal Accounting Officer in 1983, Treasurer in 1989 and Vice President and Chief Financial Officer in 1993.

     Dr. Sioshansi joined the Company in 1981 as a Physicist and became a Vice President in 1985.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

     The Company subleases 74,000 square feet in a building from Millipore Corporation, which leases the building from a trust of which Roger G. Little, Chief Executive Officer, is sole trustee and principal beneficiary. The term of the sublease is ten years expiring on November 30, 1995, with two five year renewal options available at the Company's election. The agreement provides for minimum rental payments plus annual increases linked to the consumer price index. Total rent expense under this lease was $817,191 in 1994.

     Roger W. Redmond is a managing director of Piper Jaffray, a market maker in the Company's Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash compensation paid to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers on December 31, 1994, and a former executive officer whose compensation would have otherwise been reportable had he been an executive officer on December 31, 1994.

                           SUMMARY COMPENSATION TABLE
                                                                             LONG-TERM
                                                                          COMPENSATION($)
                                                   ANNUAL                 ---------------
                                                COMPENSATION                SECURITIES
                                     ----------------------------------     UNDERLYING
         NAME AND                     SALARY    BONUS(1)   OTHER ANNUAL    OPTIONS/SARS        ALL OTHER
    PRINCIPAL POSITION        YEAR     ($)        ($)      COMPENSATION         (#)         COMPENSATION(2)
    ------------------        ----   --------   --------   ------------   ---------------   ---------------
Jeffrey A. Bernfeld(3).....   1994   $113,750    $5,450                             0           $ 3,095
Vice President &              1993    107,097     5,789                             0             2,154
General Counsel               1992     54,620        50                        15,000               344
Ghazi Darkazalli...........   1994   $106,000    $5,234                         8,888           $ 3,667
Vice President,               1993     99,240     6,773                             0             2,926
Photovoltaics                 1992     93,147       500                             0             1,722
Richard S. Gregorio........   1994   $100,000    $5,156                             0           $ 2,807
Vice President & CFO          1993     91,250     1,539                             0             2,561
                              1992     80,275       500                             0             1,906
Roger Little...............   1994   $138,750    $7,515                             0           $ 5,234
President & CEO               1993    132,923     9,592                             0             4,053
                              1992    124,650       500                             0             3,758
Patrick N. McDonnel1(3)....   1994   $123,000    $8,094                                         $ 3,537
Vice President & Gen.         1993    113,718     8,445                             0             1,666
Mgr. Optoelectronics          1992     47,549        50      $ 37,850(3)       15,000               340
Piran Sioshansi............   1994   $134,500    $3,991                             0           $ 4,293
Vice President,               1993    129,442     5,991                             0             3,666
Biomaterials                  1992    121,707       500                        25,000             3,288

- - ---------------
(1) The only bonuses paid by the Company for 1992 were Christmas bonuses payable to all employees based on length of service. In 1993, the Company paid bonuses to all employees, including the named executives, based on salary and length of service as well as performance-based bonuses to certain executives and in 1994 the Company paid performance-based bonuses to certain executives. The performance-based bonuses were in respect of the Company's preceding fiscal years.

(2) Includes Company's matching portion of 401(k) plan contributions available to all employees paid in Company Common Stock, which vests according to a schedule, and premiums on term insurance policies provided to all executives. The matching 401(k) plan contributions are valued at the closing stock price on December 31 in each year.

(3) Mr. Bernfeld joined the Company in June 1992. Mr. McDonnell joined the Company in August 1992 and left the Company during 1994. "Other Annual Compensation" for Mr. McDonnell consists of relocation expenses.

     The following table provides information about stock options granted to the only named executive officers who received options in 1994. No stock appreciation rights were granted in 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)
                                                        PERCENT OF TOTAL     EXERCISE
                                NUMBER OF SECURITIES   OPTIONS/SAR GRANTED   OR BASE
                                UNDERLYING OPTIONS/      TO EMPLOYEES IN      PRICE     EXPIRATION
             NAME                  SAR GRANTED(#)          FISCAL YEAR        ($/SL)       DATA
             ----               --------------------   -------------------   --------   ----------
Roger G. Little...............              0                  N.A.            N.A.         N.A.
Jeffrey A. Bernfeld...........              0                  N.A.            N.A.         N.A.
Ghazi Darkazalli..............          8,888                    30            3.13       2/1/04
Richard S. Gregorio...........              0                  N.A.            N.A.         N.A.
Piran Sioshansi...............              0                  N.A.            N.A.         N.A.

     The following table provides information about the value of unexercised options held by the names executive officers as of February 28, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION/SAR VALUES TABLE
                          NUMBER OF SECURITIES UNDERLYING
                           UNEXERCISED OPTIONS/SAR'S AT     VALUE OF UNEXERCISED IN-THE-MONEY
                                    FY-END (#)                 OPTIONS/SAR'S AT FY-END($)
            NAME             EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
            ----          -------------------------------   ---------------------------------
     Jeffrey Bernfeld...             7,500/7,500                              0
     Ghazi Darkazalli...            13,334/6,666                              0
     Richard Gregorio...                17,000/0                              0
     Roger Little.......                       0                           N.A.
     Patrick
       McDonnell........                       0                           N.A.
     Piran Sioshansi....            48,750/6,250                              0

     Directors who are not otherwise full-time employees of the Company receive $5,000 per year for service as Directors. Such Directors also are eligible to participate in the Directors' Stock Option Plan. Directors receive no additional compensation for service on standing or special committees of the Board. Directors who are also full-time employees of the Company do not receive extra compensation for service as Directors.

                             SELECTION OF AUDITORS

     The Company has selected KPMG Peat Marwick LLP as its independent certified public accountants, to act as its auditors and to audit the books of the Company and its subsidiary for 1995. KPMG Peat Marwick LLP performed the audit of the Company's books for 1994.

     Representatives of KPMG Peat Marwick LLP have been invited to the Meeting and are expected to be present. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

                       PROXIES AND VOTING AT THE MEETING

     Each signed and returned proxy will be voted in accordance with the instructions, if any, of the stockholder(s) executing such proxy. A proxy signed without instructions will be voted in accordance with the

Board's recommendations. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised, either in person or by giving written notice of revocation to the Clerk of the Company at the address on the first page of this Proxy Statement.

     Each share of Common Stock is entitled to one vote on all matters submitted to the stockholders for approval. No vote may be taken unless a quorum (i.e., a majority of the Common Stock issued, outstanding, and entitled to vote) is present at the Meeting in person or by proxy. Unless otherwise required by law or the Company's Articles of Organization or By-Laws, approval of all matters requires an affirmative vote of a majority of the shares of Common Stock represented at the Meeting. Broker non-votes are not counted for purposes of determining the presence of a quorum or for purposes of determining the result of any vote. Abstentions are counted in determining the presence of a quorum and, therefore, have the effect of a vote against a proposal (by raising the number of affirmative votes required to constitute a majority of the quorum).

     The Board has fixed April 14, 1995, as the record date for determining the stockholders entitled to vote at the Meeting. On that date there were 3,065,200 shares of Common Stock issued, outstanding, and entitled to vote. Each share is entitled to one vote.

                                 OTHER MATTERS

     The Board knows of no other matters which may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

     All costs of this solicitation, which is being made principally by mail, but which may be supplemented by telephone or personal contacts by the Company's Directors, officers, and employees without additional compensation, will be borne by the Company. Brokers will be requested to forward proxy-soliciting material to the beneficial owners of the stock held in such brokers' names, and the Company will reimburse them for their expenses incurred in complying with the Company's request.

                             STOCKHOLDER PROPOSALS

     In order to be considered for presentation at the 1996 Annual Meeting of Stockholders, and to be included in the proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company at its corporate offices in Bedford, Massachusetts, no later than December 28, 1995.

                                            By Order of the Board of Directors

                                            JEFFREY A. BERNFELD
                                            Jeffrey A. Bernfeld, Clerk

April 26, 1995

                             SPIRE CORPORATION

    Proxy for Special Meeting in Lieu of 1995 Annual Meeting of Stockholders

                               June 1, 1995

     The undersigned hereby appoints Roger G. Little, Jeffrey A. Bernfeld, Richard S. Gregorio, and any one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of Spire Corporation Common Stock owned by the undersigned, upon the matters set forth in the Notice of said Meeting and the related Proxy Statement at the Special Meeting in Lieu of 1995 Annual Meeting of Stockholders of Spire Corporation, to be held at Spire Corporation, One Patriot Park, Bedford, Massachusetts at 10:00 a.m. on Thursday, June 1, 1995, and any adjournments thereof. The proxies, and any one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting, or adjournments thereof.


      THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS.

                                   (Continued and to be Signed on Reverse Side)


[X]  Please mark votes as in this example

          YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSALS
                       UNLESS OTHERWISE INDICATED.

1. ELECTION OF DIRECTORS. To fix the number of directors at seven and to elect the following six persons, leaving one vacancy: A. John Gale, Carl N. Graf, Udo Henseler, Roger G. Little, Roger W. Redmond, and John A. Tarello.

            [ ]  FOR            [ ]  WITHHELD

    FOR, except vote WITHHELD from the following nominees(s):


    ---------------------------------------------------------


                                 [ ]  MARK HERE FOR ADDRESS
                                      CHANGE AND NOTE AT LEFT


                                 Signature                 Date       , 1995
                                 Signature                 Date       , 1995

                                 Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Fiduciaries and corporate officers should indicate their full titles.